UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2004 (June 23, 2004)

SAMSONITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado	80239-3018
(Address of principal executive offices)	(Zip Code)

(303) 373-2000

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

On June 23, 2004, the Company announced that it had closed its previously announced offer to purchase any and all of its outstanding 10 ¾% Senior Subordinated Notes due 2008.  A copy of the press release announcing the closing of the offer to purchase is attached hereto as Exhibit 99.1

Signatures

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

By:	/s/ RICHARD H. WILEY
Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary

Date: June 23, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by Samsonite Corporation on June 23, 2004.